Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2009 relating to the consolidated financial statements of ADA-ES, Inc. and subsidiaries as of December 31, 2008 and 2007 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

June 3, 2009

Denver, Colorado